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                                                                    EXHIBIT 99.1

                         SUNSTONE HOTEL INVESTORS, INC.

                            1994 STOCK INCENTIVE PLAN


                                   ARTICLE ONE
                                     GENERAL


     I.  PURPOSE OF THE PLAN

         A. This 1994 Stock Incentive Plan (the "Plan") is intended to promote the interests of Sunstone Hotel Investors, Inc., a Maryland corporation or any successor corporation (the "Corporation") adopting the Plan, by providing (i) employees (including officers and directors) of the Corporation (or its parent or subsidiary corporations) who are responsible for the management, growth and financial success of the Corporation (or its parent or subsidiary corporations) and (ii) consultants and other advisors (and their respective employees) who provide valuable services to the Corporation (or its parent or subsidiary corporations) with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations).

         B. The Plan shall become effective immediately upon the execution and final pricing of the Underwriting Agreement for the initial public offering of the Corporation's Common Stock. The execution date of such Underwriting Agreement is hereby designated as the Effective Date of the Plan.

     II. DEFINITIONS

         A. For purposes of the Plan, the following definitions shall be in effect:

         BOARD: the Corporation's Board of Directors.

         CHANGE IN CONTROL: a change in ownership or control of the Corporation effected through either of the following transactions:

         a. the direct or indirect acquisition by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting
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     power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept; or

         b. a change in the composition of the Board over a period of thirty-six
     (36) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

         CODE: the Internal Revenue Code of 1986, as amended.

         COMMITTEE: one or more committees of the Board, each with at least two
(2) Board members, which shall assume responsibility for the administration of one or more functions under the Plan, either to the extent expressly provided in the Plan or as specifically authorized by Board resolution.

         COMMON STOCK: shares of the Corporation's common stock.

         CORPORATE TRANSACTION: any of the following stockholder-approved transactions to which the Corporation is a party:

         a. a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Corporation is incorporated;

         b. the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation; or

         c. any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

         EMPLOYEE: an individual who performs services while in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction

                                       2.
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of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

         EXERCISE DATE: the date on which the Corporation shall have received written notice of the exercise of an option granted pursuant to the Discretionary Option Grant Program of Article Two of the Plan.

         FAIR MARKET VALUE: the value per share of Common Stock determined in accordance with the following provisions:

         a. For any option grants or direct stock issuances made on the Effective Date, the Fair Market Value shall be the price per share at which the Common Stock is to be sold in the initial public offering of the Common Stock pursuant to the Underwriting Agreement. For all other purposes, the Fair Market Value shall be determined in accordance with the provisions of subparagraphs b through d below.

         b. If the Common Stock is at the time traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

         c. If the Common Stock is at the time listed or admitted to trading on any national securities exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the securities exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

         HOSTILE TAKE-OVER: a change in ownership of the Corporation effected through the following transaction:

         a. the direct or indirect acquisition by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting

                                       3.
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     power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, and

         b. the acceptance of more than fifty percent (50%) of the securities so acquired in such tender or exchange offer from holders other than the officers and directors of the Corporation subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

         INCENTIVE OPTION: a stock option which satisfies the requirements of Code Section 422.

         1934 ACT: the Securities and Exchange Act of 1934, as amended from time to time.

         NON-STATUTORY OPTION: a stock option not intended to meet the requirements of Code Section 422.

         OPTIONEE: any person to whom an option is granted under the Discretionary Option Grant Program in effect under Article Two of the Plan.

         PARTICIPANT: any person who receives an award of Performance Shares under the Performance Share Program of Article Three or a direct issuance of Common Stock under the Stock Issuance Program of Article Four of the Plan.

         PERFORMANCE SHARE: an equity-like participating interest in the Corporation which may be awarded to a Participant pursuant to the Performance Share Program of Article Three of the Plan.

         PERMANENT DISABILITY OR PERMANENTLY DISABLED: the inability of an Optionee or a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

         PLAN ADMINISTRATOR: either the Board or a Committee of the Board to the extent any such Committee is at the time responsible for the administration of the Plan in accordance with Section IV of Article One.

         PRIMARY COMMITTEE: a committee of two (2) or more non-employee Board members appointed by the Board.

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         SECTION 12(g) REGISTRATION DATE: the date on which the initial registration of the Common Stock under Section 12(g) of the 1934 Act becomes effective.

         SERVICE: the performance of services on a periodic basis to the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor, except to the extent otherwise specifically provided in the applicable stock option grant, Performance Share award, or stock issuance agreement.

         TAKE-OVER PRICE: the greater of (a) the Fair Market Value per share of Common Stock on the date an option to purchase such stock is surrendered to the Corporation in connection with a Hostile Take-Over or (b) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (a) price per share.

         B. The following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

             Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a PARENT of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

             Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a SUBSIDIARY of the Corporation, provided each such corporation in the unbroken chain (other than the last corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     III. STRUCTURE OF THE PLAN

         A. Stock Programs. The Plan shall be divided into three (3) separate components: the Discretionary Option Grant Program specified in Article Two, the Performance Share Program specified in Article Three and the Stock Issuance Program specified in Article Four. Under the Discretionary Option Grant Program, eligible individuals may be granted options to purchase shares of Common Stock. Under the Performance Share Program, Participants may be awarded Performance Shares entitling them to receive a payment equal to the Fair Market Value of a specified number of shares of Common Stock if certain pre-determined performance goals are attained. Under the Stock Issuance Program, eligible individuals may be issued shares

                                       5.
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of Common Stock directly, either through the immediate purchase of such shares at a price not less than the Fair Market Value of the shares at the time of issuance or as a bonus tied to the performance of services or the Corporation's attainment of financial objectives.

         B. General Provisions. Unless the context clearly indicates otherwise, the provisions of Articles One and Five shall apply to the Discretionary Option Grant Program, the Performance Share Program and the Stock Issuance Program and shall accordingly govern the interests of all individuals under the Plan.

     IV. ADMINISTRATION OF THE PLAN

         A. The Plan shall be administered in accordance with the following provisions:

             - The Primary Committee shall have sole and exclusive authority to administer the Plan with respect to those individuals subject to the short-swing profit restrictions of the Federal securities laws. No Board member shall be eligible to serve on the Primary Committee if such individual has, within the relevant period designated below, received an option grant, stock appreciation right, Performance Share award or stock issuance under this Plan or under any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any parent or subsidiary corporation), other than pursuant to the Corporation's 1994 Directors Plan:

               1. for each of the initial members of the Primary Committee, the period commencing with the Section 12(g) Registration Date and ending with the date of his or her appointment to the Primary Committee, or

               2. for any successor or substitute member, the twelve (12)-month period immediately preceding the date of his or her appointment to the Primary Committee or (if shorter) the period commencing with the Section 12(g) Registration Date and ending with the date or his or her appointment to the Primary Committee.

             - Administration of the Plan with respect to all other individuals eligible to participate in the Plan may, at the Board's discretion, be vested in the Primary Committee or a secondary committee of two (2) or more Board members appointed by the Board, or the Board may retain the power to administer those programs with respect to all individuals who are not subject to the short-swing profit restrictions of the Federal securities laws. The membership of any secondary committee may include Board members who are Employees eligible to receive option grants, stock appreciation rights, Performance Share awards or stock issuances under this Plan or any other stock option, stock appreciation, stock

                                       6.
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     bonus or other stock plan of the Corporation (or any parent or subsidiary corporation).

             - Members of the Primary Committee or any secondary committee shall serve for such period as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time reassume all administrative powers and authority delegated under the Plan to any secondary committee appointed by the Board.

         B. The Plan Administrator shall, within the scope of its administrative authority under the Plan, have full power and discretion (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of each program established under the Plan and any outstanding option grants, stock appreciation rights, Performance Shares or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative authority under the Plan shall be final and binding on all parties who have an interest in the Plan or any outstanding option, stock appreciation right, Performance Share or stock issuance thereunder.

         C. Service on the Primary Committee or any secondary committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of either committee shall be liable for any act or omission made in good faith with respect to the Plan or any options granted, Performance Shares awarded or shares issued under the Plan.

     V.  OPTION GRANTS AND STOCK ISSUANCES

         A. The following persons shall be eligible to participate in the Plan:

             1. Officers and other Employees of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations); and

             2. those consultants or other advisors (and their respective employees) who provide valuable services to the Corporation (or its parent or subsidiary corporations).

         B. Non-employee Board members shall not be eligible to participate in the Plan. Such individuals shall, however, be eligible to receive automatic option grants and direct stock issuances pursuant to the Corporation's 1994 Directors Plan.

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         C. The Plan Administrator shall have full authority to determine (i)
with respect to the grants made under the Discretionary Option Grant Program, which eligible individuals are to be granted stock options or stock appreciation rights, the time or times when such grants are to be made, the number of shares to be covered by each such grant, the status of any granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each granted option or stock appreciation right is to become exercisable and the maximum term for which the option or stock appreciation right may remain outstanding, (ii) with respect to awards made under the Performance Share Program, which eligible individuals are to receive Performance Shares, the number of Performance Shares to be awarded, the performance-related objectives to be achieved, or the period of Service to be completed, in order for such Performance Shares to become fully vested and the form in which payment is to be made on the vested Performance Shares, and (iii) with respect to direct issuances under the Stock Issuance Program, which eligible individuals are to receive such issuances, the number of shares subject to each such issuance, the vesting schedule (if any) to be applicable to the issued shares and the consideration to be paid by the individual for those shares.

     VI. STOCK SUBJECT TO THE PLAN

         A. Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 500,000 shares, subject to adjustment from time to time in accordance with the provisions of this Section VI.

         B. In no event shall the aggregate number of shares of Common Stock for which any one individual participating in the Plan may be granted stock options and separately exercisable stock appreciation rights exceed 250,000 shares in any calendar year. In addition, the aggregate number of shares of Common Stock for which any one individual participating in the Plan may receive Performance Shares and direct stock issuances in any one calendar year shall not exceed 50,000 shares.

         C. Should one or more outstanding options under Article Two of this Plan expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of
Section IV of Article Two), then the shares subject to the portion of each option not so exercised shall be available for subsequent issuance under the Plan. Should one or more Performance Shares awarded under Article Three of this Plan terminate or expire prior to vesting, the number of shares underlying those expired or terminated Performance Share award shall be available for subsequent issuance under the Plan. Shares subject to any stock appreciation rights exercised in accordance with Section V of Article Two or any vested Performance Shares liquidated pursuant to the payout provisions of Article Three and all stock issuances under the Plan, whether or not the shares are subsequently repurchased by the

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Corporation pursuant to its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent issuance the Plan. In addition, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under Article Two or the vesting of a direct stock issuance under Article Four, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock actually issued to the holder of such option or stock issuance.

         D. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one individual participating in the Plan may be granted stock options, separately exercisable stock appreciation rights, Performance Shares and direct stock issuances in the aggregate per calendar year, (iii) the number and/or class of securities and price per share in effect under each option or stock appreciation right outstanding under the Discretionary Option Grant Program and (iv) the number and/or class of securities underlying the Performance Shares outstanding under the Performance Share Program. Such adjustments are to be effected by the Plan Administrator in a manner which shall preclude the enlargement or dilution of rights and benefits under the Plan, and such adjustments shall be final, binding and conclusive.

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                                   ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM


I.   TERMS AND CONDITIONS OF OPTIONS

         Options granted pursuant to the Discretionary Option Grant Program shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or Non-Statutory Options. Individuals who are not Employees of the Corporation or its parent or subsidiary corporations may only be granted Non-Statutory Options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of
Section II of this Article Two.

         A. Exercise Price.

             1. The exercise price per share shall be fixed by the Plan Administrator but shall in no event be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

             2. The exercise price shall become immediately due upon exercise of the option and, subject to the provisions of Section I of Article Five and the instrument evidencing the grant, shall be payable in one of the alternative forms specified below:

                a. full payment in cash or check made payable to the Corporation's order;

                b. full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date;

                c. full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check made payable to the Corporation's order; or

                d. to the extent the option is exercised for vested shares, full payment through a broker-dealer sale and remittance procedure pursuant to

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     which the option holder shall provide concurrent irrevocable written instructions (i) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation in connection with such purchase and (ii) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

         Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the exercise price for the purchased shares must accompany the written notice to the Corporation evidencing the option exercise.

         B. Term and Exercise of Options. Each option granted under this Discretionary Option Grant Program shall be exercisable at such time or times and during such period as is determined by the Plan Administrator and set forth in the instrument evidencing the grant. No such option, however, shall have a maximum term in excess of ten (10) years measured from the grant date. During the lifetime of the Optionee, the option, together with any stock appreciation rights pertaining to such option, shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee except for a transfer of the option effected by will or by the laws of descent and distribution following the Optionee's death.

         C. Termination of Service.

             1. The following provisions shall govern the exercise period applicable to any outstanding options held by the Optionee at the time of cessation of Service or death.

                a. Should an Optionee cease Service for any reason (including death or Permanent Disability) while holding one or more outstanding options under this Article Two, then none of those options shall (except to the extent otherwise provided pursuant to subparagraph 3 below) remain exercisable for more than a thirty-six (36)-month period (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) measured from the date of such cessation of Service.

                b. Any option held by the Optionee under this Article Two and exercisable in whole or in part on the date of his or her death may be exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. However, the right to exercise such option shall lapse upon the earlier of
     (i) the third anniversary of the

                                      11.
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     date of the Optionee's death (or such shorter period determined by the Plan
     Administrator and set forth in the instrument evidencing the grant) or (ii) the specified expiration date of the option term. Accordingly, upon the occurrence of the earlier event, the option shall terminate and cease to remain outstanding.

                c. Under no circumstances shall any such option be exercisable after the specified expiration date of the option term.

                d. During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of shares (if any) in which the Optionee is vested at the time of his or her cessation of Service. Upon the expiration of the limited post-Service exercise period or (if earlier) upon the specified expiration date of the option term, each such option shall terminate and cease to remain outstanding with respect to any vested shares for which the option has not otherwise been exercised. However, each outstanding option shall immediately terminate and cease to remain outstanding, at the time of the Optionee's cessation of Service, with respect to any shares for which the option is not otherwise at that time exercisable or in which the Optionee is not otherwise vested.

                e. Should (i) the Optionee's Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) the Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or its parent or subsidiary corporations, then in any such event all outstanding options held by the Optionee under this Article Two shall immediately terminate and cease to remain outstanding.

             2. The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the Optionee under this Article Two to be exercised, during the limited post-Service exercise period applicable under this paragraph C., not only with respect to the number of vested shares of Common Stock for which each such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have subsequently vested had the Optionee continued in Service.

             3. The Plan Administrator shall also have full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service or death from the limited period in effect under subparagraph C.1. above to such greater period of time as the Plan Administrator shall deem appropriate. In

                                      12.
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no event, however, shall such option be exercisable after the specified expiration date of the option term.

         D. Stockholder Rights. An Optionee shall have no stockholder rights with respect to any shares covered by the option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

         E. Repurchase Rights. The shares of Common Stock acquired upon the exercise of any Article Two option grant may be subject to repurchase by the Corporation in accordance with the following provisions:

            1. The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock under this Article Two. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares at the exercise price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

            2. All of the Corporation's outstanding repurchase rights under this Article Two shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of a Corporate Transaction, except to the extent: (i) such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such termination is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

            3. The Plan Administrator shall have the discretionary authority, exercisable either before or after the Optionee's cessation of Service, to cancel the Corporation's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Optionee under this Discretionary Option Grant Program and thereby accelerate the vesting of such shares in whole or in part at any time.

II.  INCENTIVE OPTIONS

         The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to such terms and conditions.

         A. Dollar Limitation. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or its parent or

                                      13.

subsidiary corporations) may for the first time become exercisable as Incentive Options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in such calendar year for the excess number of shares as a Non-Statutory Option under the Federal tax laws.

         B. 10% Stockholder. If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years measured from the grant date.

         Except as modified by the preceding provisions of this Section II, the provisions of Articles One, Two and Five of the Plan shall apply to all Incentive Options granted hereunder.

III. CORPORATE TRANSACTION/CHANGE IN CONTROL

         A. In the event of any Corporate Transaction, each option which is at the time outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares as fully vested shares of Common Stock. However, an outstanding option under this Article Two shall NOT so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

                                      14.

         B. Immediately following the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to remain outstanding, except to the extent assumed by the successor corporation or its parent corporation.

         C. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share, provided the aggregate exercise price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan on an aggregate and per participant basis following the consummation of the Corporate Transaction shall be appropriately adjusted.

         D. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide (upon such terms as it may deem appropriate) for (i) the automatic acceleration of one or more outstanding options granted under this Article Two which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time and/or (ii) the immediate termination of one or more of the Corporation's outstanding repurchase rights which are assigned in connection with the Corporate Transaction and do not otherwise terminate at that time, in the event the Optionee's Service should subsequently terminate within a designated period following such Corporate Transaction.

         E. The Plan Administrator shall have the discretionary authority, exercisable at the time the option is granted or at any time while the option remains outstanding, to provide (upon such terms as it may deem appropriate) for the automatic acceleration of one or more outstanding options under this Article Two (and the immediate termination of one or more of the Corporation's outstanding repurchase rights under this Article Two) upon the occurrence of a Change in Control. The Plan Administrator shall also have full power and authority to condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent termination of the Optionee's Service within a specified period following the Change in Control.

         F. Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

         G. The grant of options under this Article Two shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                                      15.

         H. The portion of any Incentive Option accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option under the Federal tax laws only to the extent the dollar limitation of Section II of this Article Two is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

IV.  CANCELLATION AND REGRANT OF OPTIONS

         The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding options under this Article Two and to grant in substitution therefor new options under the Plan covering the same or different numbers of shares of Common Stock but with an exercise price per share not less than the Fair Market Value per share of Common Stock on the new grant date.

V.   STOCK APPRECIATION RIGHTS

         A. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock appreciation rights to selected Optionees or other individuals eligible to receive option grants under the Discretionary Option Grant Program.

         B. Three types of stock appreciation rights shall be authorized for issuance under the Plan: Tandem Stock Appreciation Rights ("Tandem Rights"), Independent Stock Appreciation Rights ("Independent Rights") and Limited Stock Appreciation Rights ("Limited Rights").

         C. The following terms and conditions shall govern the grant and exercise of Tandem Rights under this Article Two.

            1. One or more Optionees may be granted the Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying Article Two stock option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

            2. No such option surrender shall be effective unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section V may be made in shares of Common Stock valued at Fair Market Value

                                      16.

     on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

            3. If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

         D. The following terms and conditions shall govern the grant and exercise of Independent Rights under this Article Two:

            1. One or more individuals eligible to participate in the Discretionary Option Grant Program may be granted an Independent Right not tied to any underlying Article Two stock option. The Independent Right shall be exercisable upon such terms and conditions as the Plan Administrator may establish and shall entitle the holder to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date of such right) of the shares of Common Stock underlying the exercised right over (ii) the aggregate base price in effect for those shares.

            2. The number of shares of Common Stock underlying the Independent Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Independent Right is granted. The base price may not be less than the Fair Market Value (on the grant date of the right) of the shares of Common Stock underlying that right.

            3. The distribution to which the holder of the Independent Right shall become entitled under this Section V may be made in shares of Common Stock valued at Fair Market Value on the exercise date of such right, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

         E. The following terms and conditions shall govern the grant and exercise of Limited Rights under this Article Two:

            1. One or more officers of the Corporation subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan

                                      17.

     Administrator's sole discretion, be granted Limited Rights with respect to their outstanding options under this Article Two.

            2. Upon the occurrence of a Hostile Take-Over, each such officer holding one or more options with such a Limited Right in effect for at least six (6) months shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for fully vested shares of Common Stock. The officer shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the vested shares of Common Stock at the time subject to each surrendered option (or surrendered portion of such option) over (ii) the aggregate exercise price payable for such vested shares. Such cash distribution shall be made within five (5) days following the option surrender date.

            3. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution. Any unsurrendered portion of the option shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant.

         F. The shares of Common Stock subject to any stock appreciation right exercised in accordance with this Section V shall NOT be available for subsequent issuance under the Plan.

                                      18.

                                  ARTICLE THREE

                            PERFORMANCE SHARE PROGRAM


        I.        AWARD OF PERFORMANCE SHARES

                  A. The Plan Administrator shall have full power and authority, subject to the provisions of this Article Three, to award Performance Shares. Each Performance Share shall function as an "equity-type" participating interest in the Corporation and shall entitle the Participant to receive a payment equal to the Fair Market Value per share of Common Stock on the date on which the Performance Share vests. The Plan Administrator may condition vesting of Performance Shares upon the attainment of specified performance goals or upon other such factors or criteria as the Plan Administrator shall determine, including (without limitation) continued Service, appreciation in the Fair Market Value of the Common Stock, increased return on assets or earnings per share growth.

                  Performance objectives may vary from Participant to Participant and among groups of Participants and shall be based upon such corporate-wide, subsidiary, group or division factors or criteria as the Plan Administrator may deem appropriate.

                  B. Each Participant who is awarded Performance Shares shall be issued a written agreement evidencing the total number of Performance Shares awarded him or her and the terms and conditions upon which such Performance Shares are to vest and become payable.

                  C. The award of Performance Shares under this Article Three shall not entitle the holder to any stockholder rights, including (without limitation) any voting, dividend or liquidation rights, with respect to the underlying shares of Common Stock which serve to determine the value of the award.

                  D. The award of Performance Shares under this Article Three shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

       II.        VESTING OF PERFORMANCE SHARES

                  A. No Performance Share shall vest prior to the first anniversary of the date on which the Performance Share award is approved by the Plan Administrator. Subject to the foregoing restriction, the Plan Administrator shall have full power and discretion to establish the vesting schedule applicable to the Performance Shares.


                                       19.

                  B. All unvested Performance Shares held by a Participant at the time of his or her cessation of Service shall automatically terminate and cease to be outstanding, without any payment due the Participant on the terminated shares. However, the Plan Administrator shall have full and complete discretion, exercisable at any time, to accelerate in whole or in part the vesting schedule in effect for one or more Performance Shares held by a Participant.

      III.        LIQUIDATION OF PERFORMANCE SHARES

                  A. A Participant's Performance Shares shall be liquidated upon the occurrence of the vesting event applicable to those Performance Shares, and the Participant shall accordingly become entitled to a payment in an amount determined by multiplying the number of vested Performance Shares by the Fair Market Value of those Performance Shares on the vesting date.

                  B. Payment for the liquidated Performance Shares shall be made to the Participant within thirty (30) days after the vesting event. Payment may, in the Plan Administrator's sole discretion, be made in cash or shares of Common Stock valued at Fair Market Value on the vesting date.

       IV.        CANCELLATION OF PERFORMANCE SHARES

                  Each outstanding Performance Share shall terminate, and each Participant holding one or more Performance Shares shall cease to have any further rights or benefit entitlement thereunder, upon the receipt of the amount (if any) which becomes due and payable to such individual under the liquidation provisions of Section III of this Article Three.

        V.        NON-TRANSFERABILITY/DEATH

                  Neither the Performance Shares issued under this Article Three nor any rights or interests pertaining thereto may be transferred, assigned, pledged or encumbered, other than a transfer effected pursuant to the Participant's will or in accordance with the laws of descent and distribution following the Participant's death. Any unpaid amounts due the Participant with respect to vested Performance Shares liquidated prior to his or her death shall be paid to the administrator or executor of such individual's estate.

       VI.        WITHHOLDING

                  All payments under this Article Three shall be subject to the Corporation's collection of all applicable Federal, state and local income and employment taxes required to be withheld therefrom.


                                       20.

      VII.        UNFUNDED AND UNSECURED OBLIGATION

                  The Corporation's obligation to pay the amounts which become due and payable under this Article Three shall at all times be an unfunded and unsecured obligation of the Corporation, and no trust fund, escrow arrangement or other segregated account shall be established as a funding vehicle for any payments to be made hereunder. Accordingly, holders of Performance Shares shall only have the status of general creditors with respect to any amounts which may actually become due and payable to them under this Article Three and shall look solely and exclusively to the general assets of the Corporation for payment.


                                       21.

                                  ARTICLE FOUR

                             STOCK ISSUANCE PROGRAM

        I.        TERMS AND CONDITIONS OF STOCK ISSUANCES

                  Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate purchases without any intervening stock option grants. The issued shares shall be evidenced by a Stock Issuance Agreement ("Issuance Agreement") that complies with the terms and conditions of this Article Four.

                  A.       Consideration.

                           1.       Shares of Common Stock shall be issued under
the Stock Issuance Program for one or more of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                               a.         full payment in cash or check made
payable to the Corporation's order;

                               b.         a promissory note payable to the
Corporation's order in one or more installments, which may be subject to cancellation in whole or in part upon terms and conditions established by the Plan Administrator; or

                               c.         past services rendered to the
Corporation or any parent or subsidiary corporation.

                           2.       The issued shares shall, in all instances,
be issued for consideration with a value equal to the Fair Market Value of such shares at the time of issuance.

                  B.       Vesting Provisions.

                           1.       Shares of Common Stock issued under the
Stock Issuance Program may, in the absolute discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon the attainment of performance milestones. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

                    a. the Service period to be completed by the Participant or the performance milestones to be achieved by the Corporation or the Participant,

                    b. the number of installments in which the shares are to vest,


                                      22.

                    c. the interval or intervals (if any) which are to lapse between installments, and

                    d. the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule,

shall be determined by the Plan Administrator and incorporated into the Issuance Agreement executed by the Corporation and the Participant at the time such unvested shares are issued. However, (i) in the event that the Plan Administrator determines that certain performance objectives are to be achieved before the shares vest, such shares may not vest sooner than one year following the date of the stock issuance, and (ii) in the event that the issued shares are to vest in installments over the Participant's period of Service, full vesting of such shares may not occur within the three (3)-year period immediately following the date of the stock issuance.

                           2.       The Participant shall have full stockholder
rights with respect to any shares of Common Stock issued to him or her under the Plan, whether or not his or her interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. Any new, additional or different shares of stock or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued, subject to (i) the same vesting requirements applicable to his or her unvested shares and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

                           3.       Should the Participant cease to remain in
Service while holding one or more unvested shares of Common Stock under the Stock Issuance Program, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money promissory note), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares.

                           4.       The Plan Administrator may in its discretion
elect to waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be


                                       23.

effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

       II.        CORPORATE TRANSACTION/CHANGE IN CONTROL

                  A. Upon the occurrence of any Corporate Transaction, all unvested shares of Common Stock at the time outstanding under this Stock Issuance Program shall immediately vest in full and the Corporation's repurchase rights shall terminate, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such termination is precluded by other limitations imposed in the Issuance Agreement.

                  B. The Plan Administrator shall have the discretionary authority to provide for the automatic vesting of one or more unvested shares outstanding under the Stock Issuance Program (and the immediate termination of the Corporation's repurchase rights with respect to those shares) at the time of any Change in Control. The Plan Administrator shall also have full power and authority to condition any such accelerated vesting upon the subsequent termination of the Participant's Service within a specified period following the Change in Control.

      III.        TRANSFER RESTRICTIONS/SHARE ESCROW

                  A. Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                  B. The Participant shall have no right to transfer any unvested shares of Common Stock issued to him or her under the Stock Issuance Program. For purposes of this restriction, the term "transfer" shall include (without limitation) any sale, pledge, assignment, encumbrance, gift or other disposition of such shares, whether voluntary or involuntary. Upon any such attempted transfer, the unvested shares shall immediately be cancelled in accordance with substantially the same procedure in effect under Section I.B.3 of this Article Four, and neither the Participant nor the proposed transferee shall have any rights with respect to such cancelled shares. However, the Participant shall have the right to make a gift of unvested shares acquired under the Stock Issuance Program to his or her spouse or issue, including adopted children, or to a trust established for such spouse or issue, provided the donee of such shares delivers to the Corporation a written agreement to be bound by all the provisions of the Stock Issuance Program and the Issuance Agreement applicable to the gifted shares.


                                       24.

                                  ARTICLE FIVE

                                  MISCELLANEOUS


        I.        LOANS OR INSTALLMENT PAYMENTS

                  A. The Plan Administrator may, in its discretion, assist any Optionee or Participant, to the extent such Optionee or Participant is an Employee (including an Optionee or Participant who is an officer of the Corporation), in the exercise of one or more options granted to such Optionee under the Discretionary Option Grant Program or the purchase of one or more shares issued to such Participant under the Stock Issuance Program, including the satisfaction of any Federal, state and local income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Corporation to such Optionee or Participant or (ii) permitting the Optionee or Participant to pay the exercise price or purchase price for the purchased shares in installments. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Plan Administrator specifies in the applicable option or issuance agreement or otherwise deems appropriate under the circumstances. Loans or installment payments may be authorized with or without security or collateral. However, the maximum credit available to the Optionee or Participant may not exceed the exercise or purchase price of the acquired shares plus any Federal, state and local income and employment tax liability incurred by the Optionee or Participant in connection with the acquisition of such shares.

                  B. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under this financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator may deem appropriate.

       II.        AMENDMENT OF THE PLAN AND AWARDS

                  A. The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, (i) no such amendment or modification shall adversely affect rights and obligations with respect to options at the time outstanding under the Plan, nor adversely affect the rights of any Participant with respect to outstanding Performance Shares or unvested Common Stock under the Performance Share or Stock Issuance Programs, unless the Optionee or Participant consents to such amendment. In addition, the Board may not, without the approval of the Corporation's stockholders, amend the Plan to (i) materially increase the maximum number of shares issuable over the term of the Plan or the maximum number of shares for which any one individual participating in the Plan may be granted stock options, separately exercisable stock appreciation


                                       25.

rights, Performance Shares and direct stock issuances in the aggregate per calendar year, except for permissible adjustments under Section VI.D. of Article One, (ii) materially modify the eligibility requirements for plan participation or (iii) materially increase the benefits accruing to plan participants.

                  B. In no event may Performance Shares be awarded under Article Three which are in excess of the number of shares of Common Stock then available for issuance under the Plan. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program, and shares of Common Stock may be issued under the Stock Issuance Program which are in both instances in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under the Discretionary Option Grant Program or the Stock Issuance Program are held in escrow until stockholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess option grants or excess stock issuances are made, then (i) any unexercised excess options shall terminate and cease to be exercisable and (ii) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow.

      III.        TAX WITHHOLDING

                  A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of stock options for such shares or the vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

                  B. The Plan Administrator may, in its discretion and in accordance with the provisions of this Section III and such supplemental rules as the Plan Administrator may from time to time adopt (including the applicable safe-harbor provisions of Securities and Exchange Commission Rule 16b-3), provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Federal, state and local income and employment tax liabilities incurred by such holders in connection with the exercise of their options or the vesting of their shares (the "Taxes"). Such right may be provided to any such holder in either or both of the following formats:

                           Stock Withholding: The holder of the Non-Statutory
Option or unvested shares may be provided with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value to exceed one hundred percent (100%) of the applicable Taxes.


                                       26.

                           Stock Delivery: The Plan Administrator may, in its
discretion, provide the holder of the Non-Statutory Option or the unvested shares with the election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such individual (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value not to exceed one hundred percent (100%) of the Taxes incurred in connection with such option exercise or share vesting.

       IV.        EFFECTIVE DATE AND TERM OF PLAN

                  A. This Plan was adopted by the Board on September 23, 1994 and was subsequently approved by the Corporation's sole stockholder. The Plan became effective on August 10, 1995, the date on which the Underwriting Agreement for the initial public offering of the Corporation's Common Stock was executed and finally priced.

                  B. The Plan shall terminate upon the earlier of (i) September 22, 2004 unless sooner terminated by the Board and (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise of the stock options and stock appreciation rights granted under the Discretionary Option Grant Program, the award of Performance Shares under the Performance Share Program or the issuance of shares (whether vested or unvested) under the Stock Issuance Program. If the date of termination is determined under clause (i) above, then all stock options, stock appreciation rights, Performance Shares and stock issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such grants or issuances.

        V.        USE OF PROCEEDS

                  Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants or stock issuances under the Plan shall be used for general corporate purposes.

       VI.        REGULATORY APPROVALS

                  A. The implementation of the Plan, the granting of any stock option or stock appreciation right under the Discretionary Option Grant Program, the award of any Performance Shares under the Performance Share Program, the issuance of any shares under the Stock Issuance Program and the issuance of Common Stock upon the exercise of the stock options or stock appreciation rights granted hereunder shall each be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options, stock appreciation rights and Performance Shares granted under it and the Common Stock issued pursuant to it.


                                       27.

                  B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws and all applicable listing requirements of any securities exchange on which the Common Stock is then listed for trading.

      VII.        NO EMPLOYMENT/SERVICE RIGHTS

                  Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the Service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's Service at any time and for any reason, with or without cause.

     VIII.        MISCELLANEOUS PROVISIONS

                  A. Except to the extent otherwise expressly provided in the Plan, the right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee or Participant.

                  B. The provisions of the Plan relating to the exercise of options and the vesting of shares shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules, as such laws are applied to contracts entered into and performed in such State.

                  C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Participants and the Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.


                                       28.